EXHIBIT 99.1

Profound Medical: Autonomous Robotics and Incisionless Surgery to Have Exceptional Presence at SRS2026

TORONTO, July 15, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”) is pleased to announce that its MRI-guided, AI-powered, Robotically-Driven and Incisionless TULSA Procedure™ will be highlighted in several presentations by leading physicians at the upcoming Society of Robotic Surgery (“SRS”) Annual Meeting to be held in Fort Lauderdale, FL, July 23-26, 2026.*

MAIN CONGRESS SESSIONS

  Real-world Outcomes after MRI-guided Transurethral Ultrasound Ablation of the Prostate in a Multicenter Post-market Registry
  Xiaosong Meng, MD, PhD; UT Southwestern Medical Center, Dallas, TX
  July 24, 2026; 9:55:10:00 a.m. EDT
  CAPTAIN Randomized Controlled Trial of MRI-guided Transurethral Ultrasound Ablation (TULSA) vs. Radical Prostatectomy: Primary Safety Outcomes
  Xiaosong Meng, MD, PhD; UT Southwestern Medical Center, Dallas, TX
  July 24, 2026; 10:00-10:04 a.m. EDT
  MRI-Guided Transurethral Ultrasound Ablation (TULSA) for Localized Prostate Cancer: Single-Center Efficacy and Safety Outcomes
  Xiaosong Meng, MD, PhD; UT Southwestern Medical Center, Dallas, TX
  July 24, 2026; 10:30-10:34 a.m. EDT
  Intermediate Term Oncologic and Functional Outcomes of Incisionless Robotic Prostatectomy (Whole-Gland TULSA) for Extreme Apical Prostate Cancer
  Victoria Y. Bird, MD; National Medical Association and Research Group, Gainesville, FL
  July 24, 2026; 10:46-10:50 a.m. EDT
  Salvage MRI-Guided Transurethral Ultrasound Ablation (TULSA) for Locally Recurrent Prostate Cancer Following Focal Therapy or Radiation: Oncologic and Functional Outcomes from a Single-Center Cohort
  Victoria Y. Bird, MD; National Medical Association and Research Group, Gainesville, FL
  July 24, 2026; 10:50-10:55 a.m. EDT
  Building a Prostate Ablation Program - Lessons from Adopting TULSA at a High-Volume Academic Medical Center (Lunch Symposium)
  Xiaosong Meng, MD, PhD; UT Southwestern Medical Center, Dallas, TX
  July 24, 2026; 12:30-1:30 p.m. EDT
  Robotic Assisted/AI Precision Prostate Cancer Treatment
  Arun Menawat, PhD; Profound Medical
  Masayoshi Miura, MD, PhD; Sapporo Hokuyu Hospital, Sapporo, Japan
  July 26, 2026; 9:05-9:25 a.m. EDT
  TULSA: Patient Selection and Outcomes (CAPTAIN Trial)
  Xiaosong Meng, MD, PhD; UT Southwestern Medical Center, Dallas, TX
  July 26, 2026; 1:25-1:45 p.m. EDT

Dr. Meng commented, “UT Southwestern has helped pioneer the TULSA Procedure for prostate cancer, having reached the 100th procedure milestone back in 2022, well before the CPT Category 1 codes became effective in January 2025. I am honored by this opportunity to share my experience, both as a surgeon and a researcher, at SRS2026.”

SOCIETY OF INCISIONLESS SURGERY (“SIS”) PLENARY SESSION

The SIS, which held its inaugural board meeting in March 2026, will also begin its activities as a chapter of SRS by spotlighting a select group of companies helping shape the future of surgery, procedural medicine, and intelligent operating rooms. According to SIS, its upcoming plenary session is designed not only to showcase technology, but also to highlight a broader vision for the future of surgery: one in which energy-based treatment, image guidance, robotics, artificial intelligence, and surgical data platforms work together to improve outcomes and expand what is possible for patients and clinicians alike.

Profound is honored to have been selected as one of only eight companies to be spotlighted during the SIS plenary session at SRS2026:

  Profound Medical: Incisionless Precision: Imaging, AI, and the Rise of Robotic Autonomy
  Y. Mark Hong, MD; Integrative Urology, Phoenix, AZ
  July 26, 2026; 10:35-10:42 a.m. EDT

Dr. Y. Mark Hong, Medical Director of Integrative Urology in Phoenix, Arizona, is a pioneer in MRI-guided, incisionless treatment of prostate disease and world-recognized for his focus on precision, anatomy-driven therapy and individualized patient care.

"Profound's TULSA-PRO® represents a fundamentally different approach to traditional robotic surgery," said Dr. Hong. "By combining real-time MRI guidance, artificial intelligence, and supervised robotic autonomy, the platform enables surgeons to deliver highly personalized treatment based on each patient's unique anatomy and disease.

TULSA enables physicians to tailor treatment across a continuum of prostate disease, from whole-gland ablation to highly targeted focal therapy and everything in between. That flexibility allows us to personalize care while preserving quality of life whenever clinically appropriate. TULSA's AI empowers a smoother learning curve and wider adoption while maintaining excellent outcomes with increasing autonomy.

I believe this represents the future of prostate disease treatment, and I am honored to share that vision with the distinguished researchers and clinicians attending SRS2026. I also thank the Society of Incisionless Surgery for the opportunity to participate in this important discussion on the future of robotic and image-guided surgery."

SRS INVESTOR SESSION

In addition, prior to the start of the official SRS2025 clinical program, on July 22, 2026, Profound’s management team will participate in an Investor Session moderated by well-regarded medtech equity research analysts, Rick Wise, Managing Director at Stifel Financial, and Larry Biegelsen, Managing Director at Wells Fargo:

  Innovative Robotic Technologies
  Arun Menawat, PhD; Profound Medical
  July 22, 2026; 10:45-11:15 a.m. EDT
  Profound Medical: TULSA-PRO
  Tom Tamberrino; Profound Medical
  July 22, 2026; 1:05-1:10 p.m. EDT

Commenting on Profound’s first-time participation in the Investor Session, Dr. Menawat said, “SRS2026 is a unique global industry event that encompasses all surgical specialties and robotic systems, linking top surgeons, researchers, engineers, and financial investors to accelerate robotic-assisted surgery. We are looking forward to sharing our story there.”

* Sessions subject to change, please visit SRS website for the most up to date schedule.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; Profound’s expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195